UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2008

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XL CAPITAL LTD
(Exact name of registrant as specified in its charter)

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Cayman Islands	1-10804	98-0191089
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

XL House, One Bermudiana Road, Hamilton, Bermuda HM 11
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 292 8515

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On July 28, 2008, XL Capital Ltd (the “Registrant”), XL Insurance (Bermuda) Ltd, XL Reinsurance America Inc., X.L. Global Services, Inc., XL Services (Bermuda) Ltd and X.L. America, Inc. (the “XL Parties”) entered into a Master Commutation, Release and Restructuring Agreement (the “Master Agreement”) with Security Capital Assurance Ltd (“SCA”), certain of SCA’s subsidiaries (together with SCA, the “SCA Parties”), pursuant to which (x) the XL Parties and the SCA Parties will commute all of the reinsurance agreements between the XL Parties and the SCA Parties and as a result all guarantees by the XL Parties in favor of the SCA Parties (other than the XL Parties’ guarantee of the SCA Parties’ financial guarantees issued in favor of the European Investment Bank (the “EIB Guarantee”)) will no longer have any force or effect, (y) certain other agreements between the XL Parties and the SCA Parties will be terminated and (z) the parties to the Master Agreement will release each other from all claims relating to any of such agreements. Pursuant to the terms of the Master Agreement, the SCA Parties will be required to use commercially reasonable efforts to commute the EIB Guarantee, subject to certain limitations. Certain of the counterparties to credit default swap agreements with SCA are also parties, and others may become parties (up to and including closing), to the Master Agreement. As consideration for the commutations, terminations and releases, the Registrant will (1) pay a cash amount to the SCA Parties of $1.775 billion, (2) issue eight million shares of the Registrant’s Class A Ordinary Shares to the SCA Parties and (3) transfer all of the common shares of SCA the Registrant owns to a trust.

The Master Agreement and the related transactions are described in the press release attached hereto as Exhibit 99.1 and are more fully described in Exhibit 99.2 hereto. Exhibit 99.1 (to the extent relating to the Master Agreement and the related transactions) and Exhibit 99.2 are incorporated by reference herein. The Master Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.02.       Results of Operations and Financial Condition.

The following information is being furnished under Item 2.02, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The results for the second quarter ended June 30, 2008 are included in the press release attached hereto as Exhibit 99.1.

Item 3.02.       Unregistered Sales of Equity Securities.

In connection with the transactions described in the press release attached hereto as Exhibit 99.1, the Registrant intends to exercise a put option under the terms of Registrant’s Put Option Agreement, dated as of July 11, 2003, which was entered into in connection with the Registrant’s Mangrove Bay contingent capital transaction. Pursuant to the exercise of the put option, the Registrant will issue 20,000,000 Series C Preference Ordinary Shares to the trust in return for approximately $500 million in cash. The Registrant anticipates exercising this option such that it receives the proceeds concurrently with or shortly after the closing of the Offerings described below.

In connection with the Master Agreement, which is attached as Exhibit 10.1 hereto, the Registrant will issue eight million shares of the Registrant’s Class A Ordinary Shares to the SCA Parties. The Registrant will issue the shares as part of the consideration for the commutations, terminations and releases under the Master Agreement and will not receive any cash consideration for the shares. As the issuance will be made by the Registrant not involving any public offering, the shares will be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Registrant’s Amended and Restated 1991 Performance Incentive Program, on July 25, 2008, following the approval by the Compensation Committee of the Board of Directors, the Board of Directors approved grants to employees of the Registrant and its subsidiaries of options to purchase, in the aggregate, approximately 2,825,000 ordinary shares, including the following option grants to named executive officers of the Registrant: options to purchase 50,000 shares for Brian W. Nocco, the Registrant’s Chief Financial Officer, and options to purchase 100,000 shares for James H. Veghte, the Registrant’s Chief Executive of Reinsurance Operations. The option grants are intended to be in lieu of a portion of the grantees’ regular incentive compensation for 2008. The date of grant of the stock options will be the date that is ten trading days following the date of pricing of the offering (and subject to closing of the offering) of the Registrant’s ordinary shares described below in Item 8.01. The exercise price per share of the options will be the closing sales price per share of ordinary shares on the New York Stock Exchange on the date of grant. In the case of options granted to members of the Registrant’s senior leadership group, the options will be scheduled to vest on the date that is the later of three years from the date of grant or the date upon which the closing price of the ordinary shares on the New York Stock Exchange has equaled or exceeded 130% of the option exercise price for a period of at least ten consecutive trading days. In the case of options granted to other employees, the options will be scheduled to cliff vest on the third anniversary of the date of grant.

In addition, effective August 1, 2008, the annual base salary of James H. Veghte will be increased to $600,000.

In connection with a reorganization of the management structure of the Registrant, as announced in the press release attached hereto as Exhibit 99.1, the following management changes will take effect on the dates indicated below:

Fiona Luck, Executive Vice President and Chief of Staff, will become Special Advisor to the Chief Executive Officer, based in Bermuda and London, with a reduced time commitment and commensurate reduction in compensation. She will step down from her current role and the senior leadership group on August 1, 2008, at which time the role of Chief of Staff will be eliminated. In connection with the foregoing, the Employment Agreement between Ms. Luck and the Registrant was amended on July 28, 2008 to provide that any written notice pursuant to Section 8(d)(iv) or Exhibit B thereof resulting from the changes described above may be given by Ms. Luck at any time prior to January 31, 2009. The amendment to Ms. Luck’s employment agreement is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Henry C.V. Keeling, Executive Vice President and Chief Operating Officer, will retire from the Registrant effective August 1, 2008 (the “Termination Date”). As a result of Mr. Keeling’s decision to retire, the role of the Chief Operating Officer will be eliminated. On July 28, 2008, the Registrant entered into a separation agreement with Mr. Keeling. The separation agreement provides that, as of the Termination Date, Mr. Keeling will resign from all officer positions with the Registrant and its affiliates as well as his membership on all boards of directors and committees of the Registrant and its affiliates. The separation agreement is attached hereto as Exhibit 10.3 and incorporated by reference herein.

The separation agreement provides for: (i) payment of base salary through the Termination Date; (ii) a lump sum cash payment of $3,953,125; (iii) reimbursement for business expenses incurred prior to the Termination Date; (iv) medical benefit plan coverage for Mr. Keeling and his dependents until the earlier of (A) 24 months from the Termination Date or (B) the date Mr. Keeling becomes eligible to receive medical benefits from another employer; (v) Registrant’s payment of or reimbursement for (in either case, on an after tax basis to Mr. Keeling) reasonable moving expenses in relocating from Bermuda to the United Kingdom; (vi) continuation of Mr. Keeling’s current monthly housing allowance from the Termination Date through the earlier of the end of the calendar year 2008 or the date of termination of the applicable housing lease; (vii) continuation of Mr. Keeling’s current automobile benefits from the Termination Date through the end of calendar year 2008 and (viii) reimbursement for the cost of household improvements incurred on or prior to April 30, 2008. Mr. Keeling’s benefits under the retirement plans of the Registrant will be paid in accordance with the terms of the plans and his elections made thereunder. The separation agreement contains Mr. Keeling’s release of claims against the Registrant as well as confidentiality, non-solicitation and non-disparagement provisions.

The separation agreement provides that all stock options and restricted stock granted to Mr. Keeling under the Registrant’s equity-based incentive compensation plans other than those stock options granted during calendar year 2008 will, to the extent unvested, become vested on the Termination Date. All of the Registrant stock options granted before January 1, 2000 held by Mr. Keeling will be exercisable for three years following the Termination Date (but in no event beyond the full ten year term of the option), after which time they will terminate, and all options granted on or after January 1, 2000 will remain exercisable for the duration of the term specified in the applicable option agreement. With respect to the options to purchase 130,000 shares of Registrant stock granted to Mr. Keeling during calendar year 2008, (i) 86,600 will become vested on the Termination Date and they will terminate ninety (90) days following the Termination Date and (ii) 43,400 will become vested on the Termination Date and remain exercisable for the duration of the term specified in the applicable option agreement.

With respect to each award made to Mr. Keeling under the Registrant’s long-term incentive plan for which the award period has not ended on or prior to the Termination Date, to the extent the applicable performance metrics for the award are met at the end of the applicable award period and an amount would have been paid to Mr. Keeling under the award had his employment continued through the applicable award payment date, Mr. Keeling will receive a payment under the award equal to a pro rata portion of the award amount.

The separation agreement also provides for indemnification of Mr. Keeling by the Registrant to the maximum extent permitted by applicable law and the Registrant’s charter documents and requires the Registrant to maintain directors’ and officers’ liability coverage in an amount equal to at least $75,000,000 to be maintained in effect for a period of six years following the Termination Date.

Item 7.01.       Regulation FD Disclosure.

The following information is being furnished under Item 7.01, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

A copy of the investor presentation and the structured credit data presentation, each to be used in connection with the marketing of the Offerings described below in Item 8.01, are attached hereto as Exhibit 99.4 and Exhibit 99.5, respectively.

Item 8.01.       Other Events.

The Registrant announced today that it currently plans to offer approximately $2.5 billion of securities in a combination of ordinary shares (the “Ordinary Shares”) and equity security units (the “Equity Security Units”) pursuant to the Registrant’s existing shelf registration statement (the “Offerings”). Each Equity Security Unit will consist of (i) a forward purchase contract requiring the holder to purchase, and XL to issue, a variable number of ordinary shares of XL and (ii) an ownership interest in a debt security of XL. In addition to the payments to the SCA Parties under the Master Agreement, the Registrant intends to use the net proceeds from the Offerings for general corporate purposes including capital funding of certain of the Registrant’s subsidiaries. The Offerings are described in a press release attached hereto as Exhibit 99.3 and incorporated by reference herein.

The Registrant announced today that its Board of Directors had approved a reduction in the quarterly dividend payable on the Registrant’s Class A Ordinary Shares to $0.19 per ordinary share, beginning with the next quarterly dividend. In line with that reduction, the Board of Directors declared a quarterly dividend of $0.19 per ordinary share payable on September 30, 2008 to ordinary shareholders of record as of September 12, 2008.

The Registrant also announced that the Board of Directors declared a dividend on the Registrant’s Series E Perpetual Non-Cumulative Preference Shares (“Preference Shares”) of $0.3250 per share payable on October 15, 2008 to Preference Shareholders of record on October 14, 2008. The aggregate dividend amount payable on the Preference Shares is $32.5 million.

Concurrently with the closing of the Offerings described above, the Registrant intends to call for redemption all $255.0 million aggregate principal amount of X.L. America, Inc.’s outstanding 6.58% Guaranteed Senior Notes due 2011. In connection with this redemption, the Registrant expects to record a charge of approximately $21.8 million in the quarter ending September 30, 2008.

On July 28, 2008, Michael S. McGavik, our Chief Executive Officer, informed us that he intends to purchase approximately $2.0 million worth of our ordinary shares in the open market following the opening of our next trading window, which is expected to commence on August 1, 2008, subject to any requirements of applicable law.

Item 9.01.       Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Master Commutation, Release and Restructuring Agreement by and among XL Capital Ltd, XL Insurance (Bermuda) Ltd, XL Reinsurance America Inc., X.L. Global Services, Inc., XL Services (Bermuda) Ltd and X.L. America, Inc., Security Capital Assurance Ltd (“SCA”), certain of SCA’s subsidiaries and certain financial institutions who have entered into various credit default swaps with affiliates of SCA, dated as of July 28, 2008.

10.2	Amendment No. 1, dated as of July 28, 2008, to Employment Agreement, dated as of November 1, 2006, between XL Capital Ltd and Fiona E. Luck.

10.3	Agreement and Release, dated as of July 28, 2008, between XL Capital Ltd and Henry C.V. Keeling.

99.1	Press Release (“XL Capital Ltd Announces Agreement with Security Capital Assurance with Respect to Pre-IPO Guarantee and Reinsurance Agreements”) dated July 28, 2008.

99.2	Description of Master Commutation, Release and Restructuring Agreement.

99.3	Press Release (“XL Capital Ltd Announces Plans to Offer Ordinary Shares and Equity Security Units”) dated July 28, 2008.

99.4	Investor Presentation.

99.5	Structured Credit Data Presentation.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2008

XL CAPITAL LTD
(Registrant)

By:	/s/ Kirstin Romann Gould
	Name:	Kirstin Romann Gould
	Title:	General Counsel and Secretary